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                                                                    EXHIBIT 10.5

                         RESTRUCTURE AND EXTENSION AGREEMENT


     This Agreement dated as of July 1, 1997 Is between Bank of America NT&SA, successor by name change to Seattle-First National Bank and doing business as Seafirst Bank (hereafter "Seafirst"); PT Link Corporation (hereafter "Company"); and The Pathways Group, Inc. ("Pathways").

                                       RECITALS

     A. The subject of this Agreement is the following obligation (hereafter "Loan") owed by the Company to Seafirst


Borrowing Agreement        Unpaid       Accrued Interest          Per Diem
      Dated              Principal         to 7/11/97            Thereafter
-------------------      ---------      ----------------         ----------


     May 5, 1994         $364,750.00         $3,039.58             $101.32

     B.   Pathways has guaranteed payment of the Loan.

     C. Seafirst, the Company, and Pathways desire to restructure and extend the Loan on the terms set forth in this Agreement.

                                      AGREEMENT

     In consideration of the mutual covenants contained in this Restructure and Extension Agreement, the parties agree as follows:

     1. The amounts of ft Loan owing as set forth above (in Recital A) are correct and the Company and Pathways hereby reaffirm their respective obligations to repay the Loan to Seafirst. The Company and Pathways acknowledge and agree that the Loan has matured and remains unpaid. The Company and Pathways further acknowledge that they have no defenses to, or offsets against, their respective obligations to repay the Loan. All terms of the Loan documents evidencing and securing the original obligation, and renewals of same, are expressly ratified, reconfirmed and remain unchanged except as modified in this Agreement

     2. Not later than July 1, 1997, the Company shall pay Seafirst a) $34,750.00, to be applied to principal reduction of the Loan; and b) a loan fee In the amount of $1,823.75, which amount equals one half of one percent of the total unpaid Loan principal. The Company acknowledges and agrees that Seafirst's obligations under this Agreement are wholly conditioned upon Seafirst's timely receipt of said payments. If the Company falls to make timely payments of these amounts, this Agreement shall be void and of no further effect

     3. Commencing on the date of this Agreement, the unpaid Loan principal shall accrue interest at the rate of Seafirst's Prime Rate + 1.5%. Company shall pay interest accrued on the Loan monthly on the first day of each month, commencing August 1, 1997 and continuing thereafter until the Loan is paid in full. In addition to making monthly payments of all accrued Interest,Company shall make principal reduction payments of $55,000.00 on each of the following dates: February 1, 1998, May 1, 1998, August 1, 1998, November 1, 1998, and February 1, 1999. Final payment of all unpaid principal and accrued interest will be due and payable on May 1, 1999.

     4. Subject to the Company's timely performance of this payment obligations described in preceding paragraph 3, the maturity date of the Loan Is hereby extended to the earlier of a) May 1, 1999; or b) the sale or transfer of either: 1) a controlling ownership Interest In the Company; or ii) substantially all of the Company's assets.

     5. Commencing on July 1, 1997, on the first day of each month Seafirst is hereby authorized: a) automatically to debit the Company's checking account No. 67612515 with Seafirst In an amount equal to the



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payment of interest and principal due at that time; and b) to apply the debited amount to payment of said interest or principal.

     6. Pathways shall provide Seafirst with copies of Pathways' financial statements, as soon as possible after such financial statements become available and In no event less frequently than on a quarterly basis.

     7. Time Is of the essence and any failure by the Company to pay or otherwise strictly perform the provisions of this Agreement will nullify this Agreement and allow Seafirst, without notification and in Its sole discretion, to pursue any and all collection remedies available to it under applicable law and the Borrowing Agreement.

     8. In partial consideration for this Agreement the Company and Pathways hereby irrevocably and unconditionally waive, relinquish, release and discharge Seafirst, and its employees, agents, successors and assigns from any and all existing claims, known or unknown, which arise from or are In any way relate to the making and collection of the Loan, the execution of this Agreement, and any and all other loan and credit transactions existing between the Company, Pathways, and Seafirst. Nothing In t1his section shah be deemed to constitute an admission by Seafirst that any such claims exist.

     9. Any and all changes to this Agreement must be in writing and signed by all the parties.

     10. This Agreement may be executed in counterparts. If so executed, each of such counterparts is to be deemed an original for all purposes, and all such counterparts shall collectively constitute one agreement.

     11. This Agreement may be executed by facsimile, with copies bearing original signatures sent by First Class U.S. Mail at the same time to the other parties.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY. EXTEND CREDIT OR TO FORBEAR FROM ENFORCING A PAYMENT OF DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW (RCW 19.36).

SEAFIRST BANK HAS PREPARED THIS INSTRUMENT WHICH MAY SUBSTANTIALLY AFFECT YOUR LEGAL RIGHTS, BUT IS DOING SO FOR ITS OWN BENEFIT AND TO PROTECT ITS OWN INTEREST IN THIS TRANSACTION. IF YOU HAVE ANY QUESTIONS REGARDING SUCH DOCUMENT OR INSTRUMENTS, OR YOUR RIGHTS, YOU SHOULD CONSULT AN ATTORNEY OF YOUR CHOICE.

SEAFIRST BANK                           PT LINK CORPORATION


By: /s/ ROGER W. JOHNSON, V.P.          By:
   --------------------------------        --------------------------------
   For: Sheila Kelly                       Carey F. Daly, II
        Vice President                     President


                                        THE PATHWAYS GROUP, INC.

By: /s/ MICHAEL LAZENBY
   --------------------------------     By: /s/ MARK SCHUUR
   Michael Lazenby                         --------------------------------
   Credit Officer                          Mark Schuur
                                           Chief Financial Officer



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